SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c) of the
Securities Exchange Act of 1934

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TRANSAMERICA SERIES TRUST

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TRANSAMERICA AMERICAN CENTURY LARGE COMPANY VALUE VP
570 Carillon Parkway
St. Petersburg, Florida 33716
Telephone: 1-800-851-9777
This information statement (“Information Statement”) is being provided to the owners of variable life insurance policies or variable annuity contracts (either of which is commonly referred to as a “Policy” and each owner of a Policy is referred to as a “Policy Owner”) formerly invested in Transamerica American Century Large Company Value VP (the “Portfolio”), a series of Transamerica Series Trust (“TST”).
The Portfolio’s sub-adviser, American Century Investment Management, Inc. (“American Century” or the “Sub-Adviser”), experienced a change of control on February 16, 2010. American Century is a wholly owned subsidiary of American Century Companies, Inc. (“ACCI”). A trust that owns a controlling block of voting securities of ACCI experienced a change of trustee. The trust, with its ownership of a significant voting interest in ACCI, is considered a control person as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The change of trustee may be considered an assignment of a controlling block of voting securities of ACCI, which would result in an assignment of the sub-advisory agreement with American Century.
At a special telephonic meeting held on February 19, 2010, the Portfolio’s Board of Trustees (the “Board”) approved an interim sub-advisory agreement with American Century, a copy of which is attached hereto as Exhibit A. During an in-person meeting held on April 8, 2010, the Board approved a new sub-advisory agreement with American Century (the “Sub-Advisory Agreement”).
On April 30, 2010, the Portfolio reorganized into Transamerica BlackRock Large Cap Value VP, a series of TST (the “Reorganization”). In accordance with the terms of the Agreement and Plan of Reorganization dated as of April 30, 2010, the Portfolio was terminated after the Reorganization. All material contracts of the Portfolio, including the Sub-Advisory Agreement, were terminated at or prior to the closing of the Reorganization.
This Information Statement describes the Sub-Adviser and the terms of the Sub-Advisory Agreement between Transamerica Asset Management, Inc. (“TAM” or “Adviser”) and the Sub-Adviser. It is provided in lieu of a proxy statement to shareholders of record as of February 16, 2010 pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (“SEC”) on August 5, 1998. The Order permits TAM to hire new sub-advisers and to make changes to existing sub-advisory agreements (with non-affiliated entities) with the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the 1940 Act, of the parties to the agreement (“Independent Trustees”), without obtaining shareholder approval. The Order further stipulates that the Portfolio’s shareholders are to receive notice and information about the new sub-adviser and/or new sub-advisory agreement within 90 days after such change occurs.
This Information Statement is intended to be released on or about May 14, 2010.
We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.
The Portfolio was a series of TST, which is a registered investment company organized as a Delaware statutory trust under an Amended and Restated Declaration of Trust dated as of November 1, 2007. The Portfolio commenced operations on May 1, 2001. The principal executive office of TST is located at 570 Carillon Parkway, St. Petersburg, Florida 33716.

Background
TAM, a Florida corporation, 570 Carillon Parkway, St. Petersburg, Florida 33716, managed the assets of the Portfolio pursuant to an Investment Advisory Agreement, as amended (the “Advisory Agreement”). TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) (“Western Reserve”) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.
The Advisory Agreement was most recently approved by the Board, including a majority of the Independent Trustees, on June 4, 2009. Subject to the terms of the Advisory Agreement, the Adviser (i) is responsible for the management of the Portfolio, (ii) selects, subject to the review and approval of the Board, one or more sub-advisers to make the day-to-day investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board, and (iii) reviews each sub-adviser’s continued performance. The Adviser may terminate the services of any sub-adviser at any time.
The annual report for the Portfolio for the period ended December 31, 2009, and the semi-annual report for the Portfolio for the period ended June 30, 2009, have been sent to investors. All reports are available upon request without charge by contacting TAM, 570 Carillon Parkway, St. Petersburg, Florida 33716, or by calling toll-free 1-800-851-9777.
No officer or Trustee of the Portfolios is a director, officer or employer of the Sub-Adviser. No officer or Trustee of the Portfolio, through the ownership of securities or otherwise, has any other material direct or indirect interest in the Sub-Adviser or any other person controlling, controlled by or under common control with the Sub-Adviser. Since January 1, 2008, none of the Trustees of the Portfolios has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which the Sub-Adviser or any of its affiliates was or is to be a party.
Terms of the Sub-Advisory Agreement
The Sub-Advisory Agreement was approved by the Board on April 8, 2010. The prior sub-advisory agreement with American Century and the new Sub-Advisory Agreement are substantially similar, except for their effective and termination dates. Investors should refer to Exhibit A attached hereto for the complete terms of the interim sub-advisory agreement.
Sub-Advisory Fees
Under the Sub-Advisory Agreement, the Adviser (not the Portfolio) paid American Century for its services on the basis of the following annual fee schedule, the same schedule that was in effect under the prior sub-advisory agreement:

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American Century Fee Schedule
0.40% of the first $250 million;
0.375% of assets over $250 million up to $500 million;
0.35% of assets over $500 million up to $750 million; and
0.30% in excess of $750 million.
Evaluation by the Board
The Board approved an interim sub-advisory agreement with American Century at a special telephonic meeting held on February 19, 2010 and subsequently approved the Sub-Advisory Agreement at an in-person meeting held on April 8, 2010 following a presentation by the Adviser. To assist the Board in its consideration of the interim sub-advisory agreement and the Sub-Advisory Agreement, the Board received in advance of the meetings certain materials and information. In addition, the Independent Trustees consulted with their independent legal counsel, discussing, among other things, the legal standards and certain other considerations relevant to the Board’s deliberations. The following provides a summary of the factors considered by the Board during the special telephonic and in-person meetings.
Among other things, the Board considered:
(a) that the Board had previously performed a full annual review of the sub-advisory agreement with the Sub-Adviser and had determined that the Sub-Adviser had the capabilities, resources and personnel necessary to provide the sub-advisory services to the Portfolio;
(b) that the Sub-Adviser confirmed that the terms of the Sub-Advisory Agreement would be identical to the prior sub-advisory agreement in all materials respects;
(c) that the compensation paid under the Sub-Advisory Agreement would be the same as the compensation paid under the terms of the prior sub-advisory agreement; and
(d) that the Portfolio was, subject to investor approval and certain other closing conditions, scheduled to reorganize into Transamerica BlackRock Large Cap Value VP on or about April 30, 2010.
Based upon its review and the representations made to it, the Board, including all of the Independent Trustees, concluded that (a) the terms of the Sub-Advisory Agreement are reasonable, fair and in the best interests of the Portfolio and its holders of beneficial interests, and (b) the fees provided in the Sub-Advisory Agreement are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality. Accordingly, after consideration of the above factors, and such other factors and information as it deemed relevant, the Board, including all of the Independent Trustees, approved the Sub-Advisory Agreement.
No single factor reviewed by the Board was identified as the principal factor in determining whether to approve the Sub-Advisory Agreement, and each Board Member attributed different weight to the various factors.
ADDITIONAL INFORMATION
TAM and Transamerica Fund Services, Inc., TST’s transfer agent and administrator, are both located at 570 Carillon Parkway, St. Petersburg, Florida 33716. TST’s principal underwriter and distributor, Transamerica Capital, Inc., is located at 4600 South Syracuse Street, Suite 1100, Denver, Colorado 80237.
As of May 1, 2010, the Trustees and officers of the Portfolio, individually and as a group, owned beneficially or had the right to vote less than 1% of the outstanding shares of the Portfolio.

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As of May 1, 2010, no person owned of record or had the right to vote 5% or more of the outstanding shares of the Portfolio.
TST is a Delaware statutory trust and as such is not required to hold annual meetings of shareholders, although special meetings may be called for a series of TST or for TST as a whole for purposes such as electing or removing Trustees, changing fundamental policies or approving an advisory agreement. Any shareholder proposals to be presented at any subsequent meeting of shareholders must be received by TST in accordance with TST’s By-Laws.

By Order of the Board of Trustees,

Dennis P. Gallagher
Vice President, General Counsel and Secretary

May 14, 2010

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EXHIBIT A
SUB-ADVISORY AGREEMENT
BETWEEN
TRANSAMERICA ASSET MANAGEMENT, INC.
AND
AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
     SUB-ADVISORY AGREEMENT, effective as of the 16th day of February, 2010, between Transamerica Asset Management, Inc. (“Investment Adviser”), a corporation organized and existing under the laws of the State of Florida and American Century Investment Management, Inc. (“Sub-Adviser”), a corporation organized and existing under the laws of the State of Delaware.
     WHEREAS, the Investment Adviser has entered into an Investment Advisory Agreement dated as of the 1st day of January, 1997, as amended (“Advisory Agreement”) with Transamerica Series Trust (the “Trust”), a Delaware statutory trust which is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”); and
     WHEREAS, the Trust is authorized to issue shares of Transamerica American Century Large Company Growth VP (the “Portfolio”), a separate series of the Trust;
     WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”); and
     WHEREAS, the Investment Adviser desires to retain the Sub-Adviser as sub-adviser to furnish certain investment advisory services to the Investment Adviser with respect to the Portfolio and the Sub-Adviser is willing to furnish such services;
     NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:
     1. Appointment.
     Investment Adviser hereby appoints the Sub-Adviser as its investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
     2. Duties of the Sub-Adviser.
          A. Investment Sub-Advisory Services. Subject to the supervision of the Trust’s Board of Trustees (“Board”) and the Investment Adviser, the Sub-Adviser shall act as the investment sub-adviser and shall supervise and direct the investments of the Portfolio in accordance with the Portfolio’s investment objective, policies, and restrictions as provided in the Trust’s Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the “Prospectus”), and such other limitations as directed by the appropriate officers of the Investment Adviser or the Trust by notice in writing to the Sub-Adviser. The Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Portfolio in a manner consistent with the Portfolio’s investment objective, policies, and restrictions. In furtherance of this duty, the Sub-Adviser, on behalf of the Portfolio, is authorized, in its discretion and without prior consultation with the Portfolio or the Investment Adviser, to:
(1) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets; and
(2) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select.
          B. Additional Duties of Sub-Adviser. In addition to the above, Sub-Adviser shall:
(1) furnish continuous investment information, advice and recommendations to the Trust as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolio may own or contemplate acquiring from time to time;
(2) cause its officers to attend meetings of the Trust and furnish oral or written reports, as the Trust may reasonably require, in order to keep the Trust and its officers and Board fully informed as to the condition of the investment securities of the Portfolio, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations; and
(3) furnish such statistical and analytical information and reports as may reasonably be required by the Trust from time to time.
          C. Further Duties of Sub-Adviser. In all matters relating to the performance of this Agreement, the Sub-Adviser shall act in conformity with the Trust’s Declaration of Trust and By-Laws, as each may be amended or supplemented, and currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and the Investment Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations.
     3. Compensation.
     For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall receive a monthly investment management fee as specified in Schedule A of this Agreement. The management fee shall be payable by the Investment Adviser monthly to the Sub-Adviser upon receipt by the Investment Adviser from the Portfolio of advisory fees payable to the Investment Adviser. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the pro-ration which such period bears to the full month in which such effectiveness or termination occurs.
      4. Duties of the Investment Adviser.
          A. The Investment Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement.

          B. The Investment Adviser has furnished the Sub-Adviser with copies of each of the following documents and will furnish to the Sub-Adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:
(1) The Declaration of Trust of the Trust, as filed with the State of Delaware, as in effect on the date hereof and as amended from time to time:
(2) The By-Laws of the Trust as in effect on the date hereof and as amended from time to time (“By-Laws”);
(3) Certified resolutions of the Board of the Trust authorizing the appointment of the Investment Adviser and the Sub-Adviser and approving the form of the Advisory Agreement and this Agreement;
(4) The Trust’s Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission (“SEC”) relating to the Portfolio and each of its shares and all amendments thereto (“Registration Statement”);
(5) The Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto:
(6) The Trust’s Prospectus (as defined above); and
(7) A certified copy of any publicly available financial statement or report prepared for the Trust by certified or independent public accountants, and copies of any financial statements or reports made by the Portfolio to their shareholders or to any governmental body or securities exchange.
     The Investment Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.
          C. During the term of this Agreement, the Investment Adviser shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Portfolio or the public, which refer to the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser in any way, prior to the use thereof, and the Investment Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing fifteen business days (or such other time as may be mutually agreed) after receipt thereof.
     5. Brokerage.
          A. The Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of the Trust, the Sub-Adviser may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.
          B. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Trust as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to its other clients.
          C. In addition to the foregoing, the Sub-Adviser agrees that orders with broker-dealers for the purchase or sale of portfolio securities by the Portfolio shall be placed in accordance with the standards set forth in the Advisory Agreement.
     6. Ownership of Records.
     The Sub-Adviser shall maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Trust. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees: (i) that all records that it maintains for the Trust are the property of the Trust, (ii) to preserve for the periods proscribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act and (iii) agrees to surrender promptly to the Trust any records that it maintains for the Trust upon request by the Trust; provided, however, the Sub-Adviser may retain copies of such records.
     7. Reports.
     The Sub-Adviser shall furnish to the Board or the Investment Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Sub-Adviser and the Board or the Investment Adviser, as appropriate, may mutually agree upon from time to time.
     8. Services to Others Clients.
     Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Sub-Adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Sub-Adviser, who may also be a director, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
     9. Sub-Adviser’s Use of the Services of Others.
     The Sub-Adviser may (at its cost except as contemplated by Paragraph 5 of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as the Sub-Adviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Sub-Adviser, as appropriate, or in the discharge of Sub-Adviser’s overall responsibilities with respect to the other accounts that it serves as investment manager or counselor, provided that the Sub-Adviser shall at all times retain responsibility for making investment recommendations with respect to the Trust.
     10. Representations of Sub-Adviser.
     The Sub-Adviser represents, warrants, and agrees as follows:
          A. The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 (a) of the 1940 Act or otherwise.
          B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Investment Adviser and the Trust with a copy of such code of ethics, together with evidence of its adoption.
          C. The Sub-Adviser has provided the Investment Adviser and the Trust with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Investment Adviser.
     11. Indemnification.
     The Sub-Adviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Portfolio in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Portfolio or its shareholders, or the Adviser, to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (“disabling conduct”). The Adviser will indemnify the Sub-Adviser against, and hold harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amount paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from disabling conduct by the Sub-Adviser. The Sub-Adviser shall be entitled to advances from the Adviser for payment of reasonable expenses incurred in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law.
     12. Term of Agreement.
     This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting or (ii) by vote of a majority of the Portfolio’s outstanding voting securities. Unless terminated earlier pursuant to this Section 12, this Agreement shall remain in effect until the earlier of (i) 150 days from the date hereof or (ii)

the date on which a new Sub-advisory Agreement by and between the Investment Adviser and the Sub-Adviser is approved by a vote of the majority of the Trustees of the Trust, including a majority of the trustees who are not interested persons of the Trust (as defined in the Investment Company Act), cast in person at a meeting called for the purpose of voting on such approval.
     13. Termination of Agreement.
     Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on at least 60 days’ prior written notice to the Sub-Adviser. This Agreement may also be terminated by the Investment Adviser: (i) on at least 60 days’ prior written notice to the Sub-Adviser, without the payment of any penalty; or (ii) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement. The Sub-Adviser may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days’ prior notice to the Investment Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.
     14. Amendment of Agreement.
     No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Portfolio’s outstanding voting securities, unless otherwise permitted in accordance with the 1940 Act.
     15. Miscellaneous.
          A. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.
          B. Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
          C. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.
          D. Interpretation. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust.
          E. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “net assets,” “sale,” “sell,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless the Investment Adviser and the Sub-Adviser agree to the contrary.
     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

Attest:	Transamerica Asset Management, Inc.
	By:	/s/ Christopher A. Staples
Christopher A. Staples
Vice President and Chief Investment Officer

Attest:	American Century Investment Management, Inc.
/s/ Toni Rose	By	/s/ Otis H. Cowan
		Name:	Otis H. Cowan
		Title:	Vice President

SUB-ADVISORY AGREEMENT
SCHEDULE A

ANNUAL PERCENTAGE OF
AVERAGE DAILY NET
PORTFOLIO	ASSETS	TERMINATION DATE
Transamerica American Century Large Company Value VP	0.40% of the first $250 million of average daily net assets; 0.375% of average daily net assets over $250 million up to $500 million; 0.35% of average daily net assets over $500 million up to $750 million; and 0.30% of average daily net assets in excess of $750 million.